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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 1999

                                  CD RADIO INC.
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               (Exact name of registrant as specified in charter)

         Delaware                       0-24710                  52-1700207
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY                 10020
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     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (212) 584-5100

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Item 5.  Other Events.

         On September 29, 1999, the Company amended the Rights Agreement, dated October 22, 1997, between the Company and Continental Stock Transfer & Trust Company, as rights agent, to permit Ford Motor Company to purchase up to 808,081 shares of the Company's common stock from the underwriters of the Company's public offering of shares of common stock and to permit Everest Capital Management Ltd. ("Everest") and any investment partnership or similar investment fund managed or advised by Everest to purchase up to $50,000,000 aggregate principal of the Company's 8 3/4% Convertible Subordinated Notes due 2009 from the underwriters of the Company's public offering of these notes. A copy of the Amendment to the Rights Agreement is attached hereto as Exhibit 4.1.

         In connection with the Company's issuance of its 8 3/4% Convertible Subordinated Notes due 2009, the Company entered into an Indenture, dated as of September 29, 1999 (the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A. A copy of the Indenture is attached hereto as Exhibit 4.2. A copy of the First Supplemental Indenture, dated September 29, 1999, to the Indenture, between the Company and U.S. Trust Company of Texas, N.A., was filed as Exhibit
4.01 to the Company's Current Report on Form 8-K, filed on October 1, 1999.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The Exhibit Index attached hereto is incorporated herein.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CD RADIO INC.


                                            By: /s/ Patrick L. Donnelly
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                                                Patrick L. Donnelly
                                                Senior Vice President, General
                                                Counsel and Secretary

Dated: October 12, 1999

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                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K


      Exhibit No.                  Description of Exhibit
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          4.1            Amendment to Rights Agreement, dated
                         September 29, 1999, by and between CD Radio
                         Inc. and Continental Stock Transfer & Trust
                         Company, as rights agent.
          4.2 Indenture, dated as of September 29, 1999, between CD Radio Inc. and U.S. Trust Company of Texas, N.A.

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